Exhibit (a)(1)(F)

OMNITURE, INC.

STOCK OPTION EXCHANGE PROGRAM — SCREEN SHOTS OF EXCHANGE OFFER WEBSITE

I.	LOGIN SCREEN

OMNITURE, INC.

STOCK OPTION EXCHANGE PROGRAM

EXCHANGE OFFER WEBSITE

Welcome to the Omniture, Inc. Exchange Offer Website.

Please enter your User Name [username field] and Password [password field]. You will be required to change your password when visiting the website for the first time.

User Name:	(Not Case Sensitive)

Password:	(Not Case Sensitive)

ENTER

II.	WELCOME SCREEN

OMNITURE, INC.

STOCK OPTION EXCHANGE PROGRAM

Welcome to the Exchange Offer Website.

We are pleased to announce that on May 18, 2009, Omniture, Inc. (“Omniture” or the “Company”) launched its Stock Option Exchange Program. The offer to participate in the program — the “Offer to Exchange Certain Employee Stock Options for New Options” — is referred to as the “Exchange Offer” or the “Offer.” The Offer and withdrawal rights will remain open until June 15, 2009, at 10:00 p.m., Mountain Time, unless the offering period is extended, the “closing date.” You may elect to participate in the Exchange Offer with respect to your Eligible Options (as defined below).

An option will be deemed to be an “Eligible Option” if it meets each of the following conditions:

1. The option was granted under one of the following stock plans:

•	Omniture, Inc. 2006 Equity Incentive Plan

•	Omniture, Inc. 2007 Equity Incentive Plan

•	Omniture, Inc. 2008 Equity Incentive Plan

•	Avivo Corporation 1999 Equity Incentive Plan, or

•	Touch Clarity Limited 2006 U.S. Stock Plan.

2. The option was granted prior to January 1, 2009, with an exercise price per share greater than the closing price of our common stock on May 13, 2009.

3. The option is held by an individual who is, on the date of expiration of the Exchange Offer, a current employee of the Company or its subsidiaries and not located in Denmark. Non-employee members of the Company’s Board of Directors are not eligible to participate.

4. The option is outstanding on the closing date of the Offer.

The specifics of the program are described in the Tender Offer Statement on Schedule TO filed by the Company with the SEC on May 18, 2009, and the related exhibits, which are available by clicking on this hyperlink: https://Omniture.equitybenefits.com/Documents/. We urge you to read the tender offer statement and the related exhibits carefully.

You may call the Exchange Offer Hotline at (801) 932-7504 with any questions.

To elect to participate in the Offer with respect to your Eligible Options, please see the key steps described below.

KEY STEPS

In order to participate in the option exchange program, please follow these steps:

•	Please review the following important documents for detailed information on the Offer by clicking on the links below:

(1) Schedule TO — Tender Offer Statement

(2) Offer to Exchange Certain Employee Stock Options for New Options

(3) E-mail from Josh James, dated May 18, 2009

(4) E-mail from Eric McAllister, dated May 18, 2009

(5) Summary of Stock Option Exchange Program

(6) Election Form, including the Instructions, which form part of the terms and conditions of the Exchange Offer (the “Instructions”)

(7) Terms of Election

•	Click on the “MAKE AN ELECTION” button below to proceed with your election. You will need to check the appropriate boxes next to each of your Eligible Options to indicate whether or not you are tendering your Eligible Options for exchange in accordance with the terms of the Exchange Offer.

•	After completing the “Election Form,” you will be allowed to review the elections you have made with respect to your Eligible Options. If you are satisfied with your elections, you will proceed to the “Terms of Election” page. Only after you agree to the Terms of Election will you be directed to the election confirmation page.

•	Please print and retain a copy of your election confirmation statement for your records. You will also receive an e-mail confirming your election. If you do not receive a confirming e-mail, please contact the Exchange Offer Hotline at the number listed above.

KEY DATES TO REMEMBER

•	The commencement date of the Offer is May 18, 2009.

•	The Exchange Offer expires at 10:00 p.m., Mountain Time, on June 15, 2009, unless we extend the Offer.

•	The Eligible Options that have been tendered will be cancelled on June 15, 2009, or, if the Offer is extended, the date on which the Exchange Offer expires.

•	The new options will be granted effective June 15, 2009, or, if the Exchange Offer is extended, the date on which the Exchange Offer expires.

MAKE AN ELECTION

III.  ELECTION FORM

OMNITURE, INC.

STOCK OPTION EXCHANGE PROGRAM

ELECTION FORM

THE OFFER EXPIRES AT 10:00 P.M., MOUNTAIN TIME, ON JUNE 15, 2009,

UNLESS THE OFFER IS EXTENDED

Name: [username]

Before signing this Election Form, please make sure you have received, read and understand the documents that make up this Exchange Offer, including (1) the Offer to Exchange Certain Employee Stock Options for New Options (referred to as the “Exchange Offer” or the “Offer”); (2) the e-mail from Josh James, dated May 18, 2009; (3) the e-mail from Eric McAllister, dated May 18, 2009; (4) the Summary of the Stock Option Exchange Program; (5) the Instructions, which form part of the terms and conditions of the Exchange Offer (the “Instructions”); (6) this Election Form; and (7) the Terms of Election before completing (and signing this page if submitting this form via email or fax). The Offer is subject to the terms of these documents as they may be amended. The Exchange Offer provides eligible employees who hold eligible stock options (“Eligible Options”) the opportunity to exchange these options for new options as set forth in Section 2 of the Exchange Offer. This Offer expires at 10:00 p.m., Mountain Time, on June 15, 2009, unless extended.

If you wish to participate in the Exchange Offer, please check the “Yes” box in the “Exchange Entire Eligible Option” column. Please note that if the “No” box is checked under the “Exchange Entire Eligible Option” column, the Eligible Option will not be exchanged and your Eligible Option will remain outstanding subject to its original terms.

Exchange
		Original Exercise	Shares Subject to	Shares Subject to	New Monthly Vesting		Entire Eligible
Original Grant Date	Grant Number	Price Per Share	Eligible Option	New Option	Schedule (Months)	New Term (Years)	Option?

☐ Yes ☐ No

In accordance with the terms outlined in the Offer documents, if you elect to exchange your Eligible Options, you will receive a new option. See the Exchange Offer for further details. You will lose your rights to all exchanged options that are cancelled under the Offer.

BY PARTICIPATING, YOU AGREE TO ALL TERMS OF THE EXCHANGE OFFER AS SET FORTH IN THE OFFER DOCUMENTS.

In making this election, you agree that Omniture may use, collect and transfer your personal data for the purpose of implementing, administering and managing your participation in the Exchange Offer. Such personal data may be transferred to Omniture and to any third parties assisting Omniture with the Exchange Offer, and these recipients may be located in the U.S. or elsewhere.

Please note that you may change your election by submitting a new properly completed and signed Election Form prior to the closing date, which will be 10:00 p.m., Mountain Time, on June 15, 2009, unless we extend the Offer. The last valid election in place prior to the expiration of the Exchange Offer shall control.

INSTRUCTIONS

(Note: These Instructions form part of the terms and conditions of the Exchange Offer)

1. Delivery of Election Form.  A properly completed Election Form must be received by Omniture by 10:00 p.m. Mountain Time on June 15, 2009, unless the Offer is extended. We will not accept delivery of any Election Form after expiration of the Offer. If we do not receive a properly completed Election Form (either electronically through the Exchange Offer Website or through a paper Election Form via e-mail or via facsimile) from you before the expiration of the Offer, we will not accept your Eligible Options for exchange and such Eligible Options will not be exchanged pursuant to this Offer.

If you are not able to submit your election electronically via the Exchange Offer Website as a result of technical failures, such as the website being unavailable or the website not accepting your election, or if you do not otherwise have access to the Exchange Offer Website for any reason, you must complete a paper Election Form and return it to the Stock Administration Team at Omniture via e-mail to stockadmin@omniture.com or facsimile at (801) 406-0349 before 10:00 p.m., Mountain Time, on June 15, 2009 (unless the offering period is extended). To obtain a paper Election Form, please either print this Election Form from the Exchange Offer Website or contact the Stock Administration Team at stockadmin@omniture.com.

Omniture intends to confirm the receipt of your Election Form by e-mail. If you have not received an e-mail confirmation that Omniture received your response, we recommend that you contact the Company to confirm that your Election Form has been received. If you need to confirm receipt, please call the Exchange Offer Hotline at (801) 932-7504.

You may change your mind after you have submitted an Election Form and submit a new Election Form at any time before the closing date, which will be June 15, 2009, at 10:00 p.m. Mountain Time, unless the offering period is extended. If we extend the offering period, you may submit a new Election Form with respect to some or all of your Eligible Options at any time until the extended Offer expires. You may change your mind as many times as you wish, but you will be bound by the last properly submitted Election Form we receive before 10:00 p.m. Mountain Time on June 15, 2009 (unless we extend the Offer).

To validly change your election, you must access the Exchange Offer Website at https://omniture.equitybenefits.com and complete and deliver a new Election Form electronically or fill-out and deliver a new paper Election Form to the Stock Administration Team at Omniture via e-mail to stockadmin@omniture.com or facsimile at (801) 406-0349 prior to the expiration of the Offer. You should print or make a copy of your new Election Form and confirmation statement (if you submit electronically) and keep those documents with your other records for the Exchange Offer.

While participation in the Exchange Offer is completely voluntary, if you elect not to exchange some or all of your Eligible Options pursuant to the Offer, then you will retain the Eligible Options under their original terms.

2. Exchange.  If you intend to exchange your Eligible Options pursuant to the Offer, you must access your account at the Exchange Offer Website at https://omniture.equitybenefits.com and properly complete and duly execute the Election Form or fill out and properly submit a duly executed and dated paper Election Form via e-mail to stockadmin@omniture.com or via facsimile at (801) 406-0349.

3. Signatures on the Election Form.  You must electronically sign the Election Form by clicking on “I AGREE” if you submit your election through the Exchange Offer Website. If you submit a paper Election Form, you must physically sign the Election Form.

4. Requests for Assistance or Paper Copies.  If you need paper copies of the Offer documents or the Election Forms, you should contact the Exchange Offer Hotline at (801) 932-7504 or our Stock Administration Team at stockadmin@omniture.com. Copies will be furnished promptly at Omniture’s expense. You can also view and print documents at https://omniture.equitybenefits.com/Documents/.

For general questions concerning this Offer, please call the Exchange Offer Hotline at (801) 932-7504.

5. Reservation of Rights.  Omniture reserves the right, at our discretion, at any time, to extend the period of time during which the Exchange Offer is open and delay the acceptance for exchange of any options. If we elect to extend the period of time during which the Offer is open, we will give you written notice of the extension and delay, as described below. If we extend the offering period, we will also extend your right to make or withdraw elections with respect to Eligible Options until such extended closing date. In the case of an extension, we will issue a press release, e-mail or other form of communication no later than 7:00 a.m., Mountain Time, on the next U.S. business day after the previously scheduled closing date.

We also reserve the right, in our reasonable judgment, before the closing date to terminate or amend the Exchange Offer by giving written notice of the termination or postponement to you or by making a public announcement of the termination.

Subject to compliance with applicable law, we further reserve the right, before the closing date, in our discretion, to amend the Offer in any respect, including by decreasing or increasing the consideration offered in this Offer or by decreasing or increasing the number of options being sought in this Offer.

6. Important Tax Information.  If you are a U.S. tax resident, you should refer to Section 14 of the Exchange Offer, which contains material U.S. federal income tax information concerning the Offer. If you are an employee residing outside the U.S., you should refer to Section 15 and Schedule C of the Exchange Offer. We strongly recommend that you consult your financial, legal and/or tax advisors with respect to the federal, state and local tax consequences of participating or not participating in the Offer.

7. Copies.  You should print a copy of this Election Form, after you have completed and electronically signed it, and retain it for your records, or you should make a copy of your paper Election Form and retain it for your records.

8. Paper Delivery.  Please remember that if you are not able to submit your election electronically via the Exchange Offer Website as a result of technical failures, such as the Exchange Offer Website being unavailable or the Exchange Offer Website not accepting your election for some reason, or if you do not otherwise have access to the Exchange Offer Website for any reason, you must complete and sign a paper Election Form and return it to the Stock Administration Team at Omniture via e-mail to stockadmin@omniture.com or facsimile at (801) 406-0349 before 10:00 p.m., Mountain Time, on June 15, 2009 (unless the Offer is extended). To obtain a paper Election Form, please either print this Election Form or contact our Stock Administration Team at stockadmin@omniture.com.

SIGNATURE OF OPTIONEE:
(only required if submitting this form in paper form via email or fax)

(Signature of Optionee or Authorized Signatory)

(Optionee’s Name, please print in full)

Date:

Address:

E-mail Address:

RETURN TO WELCOME PAGE                                       NEXT

IV.	ELECTION EXCHANGE REVIEW

OMNITURE, INC.

STOCK OPTION EXCHANGE PROGRAM

ELECTION EXCHANGE REVIEW

Name: [username]

You have made the following election with respect to your Eligible Options:

		Original Exercise	Shares Subject to	Shares Subject to	New Monthly Vesting		Exchange Entire
Original Grant Date	Grant Number	Price Per Share	Eligible Option	New Option	Schedule (Months)	New Term (Years)	Eligible Option?

☐ Yes ☐ No

Please note that you may change your election by submitting a new properly completed Election Form prior to the closing date, which will be 10:00 p.m., Mountain Time, on June 15, 2009, unless we extend the Offer.

Is this information correct? If yes, click PROCEED TO TERMS OF ELECTION to continue. If no, click RETURN TO PREVIOUS SCREEN.

RETURN TO PREVIOUS SCREEN          PROCEED TO TERMS OF ELECTION

V.	TERMS OF ELECTION

OMNITURE, INC.

STOCK OPTION EXCHANGE PROGRAM

TERMS OF ELECTION

BY PARTICIPATING, YOU AGREE TO ALL TERMS OF THE OFFER AS SET FORTH IN THE OFFER DOCUMENTS.

If you would like to participate in the Exchange Offer, please indicate your election by checking the applicable boxes on the Election Form and clicking “I AGREE” and if submitting a paper Election Form, please return the completed and signed Election Form to the Stock Administration Team at Omniture via e-mail to stockadmin@omniture.com or facsimile at (801) 406-0349 before 10:00 p.m., Mountain Time, on June 15, 2009, unless the Offer is extended.

You may withdraw this election by submitting a new properly completed Election Form prior to the closing date which will be 10:00 p.m., Mountain Time, on June 15, 2009, unless we extend the Offer.

By participating in the Exchange Offer and electing to exchange my Eligible Options, I understand and agree to all of the following:

1. I hereby agree to exchange my Eligible Options for new options as indicated on the Election Form in accordance with the terms of the Exchange Offer, dated May 18, 2009, of which I hereby acknowledge receipt. Each Eligible Option indicated on the Election Form will be cancelled on June 15, 2009, or, if the Offer is extended, on the extended closing date. A new option will be granted to me effective June 15, 2009, in accordance with the terms of the Offer or, if the Exchange Offer is extended, on the extended closing date.

2. The Exchange Offer is currently set to expire at 10:00 p.m. Mountain Time on June 15, 2009, unless Omniture, in its discretion, extends the period of time during which the Offer will remain open.

3. If I cease to be employed by Omniture or its subsidiaries before Omniture grants me new options in exchange for my Eligible Options, I will not receive any new options. Instead, I will keep my current Eligible Options and they will expire in accordance with their terms.

4. Until 10:00 p.m., June 15, 2009, I will have the right to amend the elections that I have made with respect to some or all of my Eligible Options that I elected to exchange. However, after that date and time I will have no ability to amend my election. The last properly submitted election, whether electronically or in paper form, delivered via e-mail or facsimile, prior to the closing of the Offer shall be binding. Until the offering period closes on June 15, 2009, I may withdraw my tendered Eligible Options at any time prior to Omniture’s acceptance of such options for exchange pursuant to the Offer.

5. The tender of some or all of my Eligible Options will constitute my acceptance of all of the terms and conditions of the Offer. Acceptance by Omniture of my Eligible Options for exchange pursuant to the Offer will constitute a binding agreement between Omniture and me upon the terms and subject to the conditions of the Offer.

6. I am the registered holder of the Eligible Options tendered hereby, and my name and other information appearing on the Election Form are true and correct.

7. I am not required to tender some or all of my Eligible Options pursuant to the Offer.

8. Omniture and/or any third parties hired by Omniture to assist it with respect to the Offer cannot give me legal, tax or investment advice with respect to the Offer and I have been advised to consult with my own legal, tax and investment advisors as to the consequences of participating or not participating in the Offer.

9. Under certain circumstances set forth in the Exchange Offer, Omniture may terminate or amend the Offer and postpone its acceptance of the Eligible Options I have elected to exchange. Should the Eligible Options tendered herewith not be accepted for exchange, such options will continue to be governed by their original terms and conditions.

10. I understand that if I do not clearly mark the box electing to exchange each of my Eligible Options on the Election Form, such Eligible Options will not be exchanged.

I understand that neither Omniture nor its Board of Directors (nor the Compensation Committee of the Board) is making any recommendation as to whether I should exchange or refrain from exchanging my Eligible Options, and that I must make my own decision whether to tender my Eligible Options, taking into account my own personal circumstances and preferences. I understand that the exchanged options may decline in value when I decide to exercise such options. I further understand that past and current market prices of Omniture common stock may provide little or no basis for predicting what the market price of Omniture common stock will be when Omniture grants me new options in exchange for my tendered Eligible Options or at any other time in the future.

Please review carefully the Exchange Offer; the e-mail from Josh James, dated May 18, 2009; the e-mail from Eric McAllister, dated May 18, 2009; the Summary; the Instructions; the Election Form; and the Terms of Election.

SIGNATURE OF OPTIONEE:
(only required if submitting this form via email or fax)

(Signature of Optionee or Authorized Signatory)

(Optionee’s Name, please print in full)

Date:

Address:

E-mail Address:

If you are not able to submit your election electronically via the Exchange Offer Website or if you do not otherwise have access to the Exchange Offer Website for any reason, you must complete and sign a paper Election Form and return it to the Stock Administration Team at Omniture via e-mail to stockadmin@omniture.com or facsimile at (801) 406-0349 before 10:00 p.m., Mountain Time, on June 15, 2009, to participate (unless the Offer is extended). To obtain a paper Election Form, please either print this Election Form or please contact the Stock Administration Team at stockadmin@omniture.com.

DELIVERY OF YOUR PAPER ELECTION FORM OTHER THAN VIA FACSIMILE OR
E-MAIL, OR TO AN E-MAIL ACCOUNT OR NUMBER OTHER THAN THE FACSIMILE PROVIDED ABOVE, SHALL NOT CONSTITUTE VALID DELIVERY.

RETURN TO PREVIOUS SCREEN                                       I AGREE

VI.	ELECTION CONFIRMATION

OMNITURE, INC.

STOCK OPTION EXCHANGE PROGRAM

ELECTION CONFIRMATION

Name: [username]                                          Date: [datefield]

Your election information has been recorded as follows:

		Exercise Price Per	Shares Subject to	Shares Subject to	New Monthly Vesting		Exchange Entire
Original Grant Date	Grant Number	Share	Eligible Option	New Option	Schedule (Months)	New Term (Years)	Eligible Option?

☐ Yes ☐ No

PRINT THIS PAGE by clicking the PRINT A CONFIRMATION button below and save a copy.

If you do not receive a confirmation e-mail, please forward a copy of your printed Electronic Confirmation via e-mail to the Stock Administration Team at stockadmin@omniture.com.

PRINT A CONFIRMATION	LOGOUT	RETURN TO WELCOME PAGE

VII.  CONTACT INFORMATION

OMNITURE, INC.

STOCK OPTION EXCHANGE PROGRAM

IMPORTANT CONTACT INFORMATION

To contact the Stock Administration Team at Omniture please use the Exchange Offer Hotline at (801) 932-7504. All inquiries will be responded to by the end of the following business day.

RETURN TO WELCOME PAGE

VIII.  EXCHANGE OFFER DOCUMENTS

OMNITURE, INC.

STOCK OPTION EXCHANGE PROGRAM

EXCHANGE OFFER DOCUMENTS

Click a link below to view detailed information about the stock option exchange program:

Tender Offer Statement on Schedule TO

Offer to Exchange Certain Employee Stock Options

E-mail from Josh James, dated May 18, 2009

E-mail from Eric McAllister, dated May 18, 2009

Summary of Stock Option Exchange Program

Election Form

Terms of Election

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